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                                                                    EXHIBIT 11.1

                         NEWBRIDGE NETWORKS CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

              (Accounting principles generally accepted in Canada)
         (Canadian dollars, amounts in thousands except per share data)
                                  (Unaudited)

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                                                      FISCAL QUARTER ENDED  TWO FISCAL QUARTERS ENDED
                                                      --------------------  --------------------------
                                                        Nov 2,    Oct 27,       Nov 2,      Oct 27,
                                                         1997      1996         1997         1996
                                                      ---------   --------  -----------   -----------
BASIC EARNINGS PER SHARE

 Net earnings                                         $ 57,993    $ 62,781   $122,347      $123,582
                                                      ========    ========   ========      ========
 Common shares outstanding
  at the beginning of the period                       174,245     169,754    171,859       168,676

 Weighted average number of Common Shares
   issued, net of Common Shares
   repurchased, during the period                          488         478      1,971         1,060
                                                      --------    --------   --------      --------
 Weighted average number of Common Shares
   outstanding during the period                       174,733     170,232    173,830       169,736
                                                      ========    ========   ========      ========

 Basic earnings per share                             $   0.33    $   0.37   $   0.70      $   0.73
                                                      ========    ========   ========      ========
FULLY DILUTED EARNINGS PER SHARE

 Earnings before imputed earnings                     $ 57,993    $ 62,781   $122,347      $123,582

 After tax imputed earnings from the investment
   of funds received through dilution                    4,363       2,715      8,342         5,598
                                                      --------    --------   --------      --------

 Adjusted net earnings                                $ 62,356    $ 65,496   $130,689      $129,180
                                                      ========    ========   ========      ========
 Weighted average number of Common Shares
   outstanding during the period                       174,733     170,232    173,830       169,736

 Weighted average common share
   equivalents based on conversion of
   outstanding stock options                            15,783      13,899     15,953        13,198
                                                      --------    --------   --------      --------
 Weighted average number of Common
   Shares and equivalents outstanding
   during the period                                   190,516     184,131    189,783       182,934
                                                      ========    ========   ========      ========

 Fully diluted earnings per share                     $   0.33    $   0.36   $   0.69      $   0.71
                                                      ========    ========   ========      ========
EARNINGS PER SHARE EXPRESSED IN U.S. DOLLARS

 Daily average exchange rate of a Canadian
   dollar for U.S. dollars as reported by the
   Federal Reserve Bank of New York                   $ 0.7204    $ 0.7322   $ 0.7223      $ 0.7316

 Basic earnings per share, in U.S. dollars            $   0.24    $   0.27   $   0.51      $   0.53
                                                      ========    ========   ========      ========

 Fully diluted earnings per share, in U.S. dollars    $   0.24    $   0.26   $   0.50      $   0.52
                                                      ========    ========   ========      ========
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